Exhibit 10.6

REBEL GROUP, INC.

SUBSCRIPTION AGREEMENT

Mr. Justin Aan Yee Leong, CEO

Rebel Group, Inc.

7500A Beach Road, #12-313

The Plaza, Singapore 199591

This Subscription Agreement (this “Agreement”) is by and between Rebel Group, Inc., a Florida corporation (the “Company”), and the investor identified on the signature page hereto as of the date indicated thereon (“Investor”).

RECITALS:

WHEREAS, the Company desires to issue and sell to the Investor, and Investor desires to purchase from the Company, the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as set forth in Article 1 hereinafter, at the price per share as set forth in Article 1 hereinafter (the “Offering”).

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree as follows:

Article I. PURCHASE AND SALE

1.1. Closing. The closings (each, a “Closing”) of the purchase and sale of the shares of Common Stock being offered and sold to the Investor by the Company pursuant to this Agreement (the “Securities”) in exchange for the applicable purchase prices, shall take place upon acceptance of Investor’s funds and countersignature by the Company of this Agreement. There will be up to three separate Closings (the date of each such Closing is hereinafter referred to as a “Closing Date”).

(a) First Closing. The first Closing will take place upon receipt by the Company’s escrow agent, Pure Heart Entertainment Pte Ltd (the “Escrow Agent”) of the First Closing Investment Amount (defined below) (the “First Closing”), on the earlier of (i) the time the [Singapore High Court] approves a Grant of Probate to the Investor with respect to, or otherwise reaches a judgement regarding the Investor’s inheritance, or (ii) April 8, 2018.

(b) Second Closing. The second Closing will take place upon receipt by the Company’s Escrow Agent of the Second Closing Investment Amount (defined below) (the “Second Closing”) on the earlier of (i) the effective date of the Company’s IPO (defined below), (ii) the occurrence of the Triggering Event (defined below), or (iii) December 31, 2018. For purposes of this Agreement: (i) “IPO” means the Company’s first underwritten public offering of the Company’s Common Stock registered under the Securities Act of 1933, as amended from time to time (the “Securities Act”); and (ii) “Triggering Event” means the Company having an aggregate TV viewership of at least 12 million and online viewership of at least 21 million viewers for three separate MMA events in 2018.

(c) Third Closing. The Third Closing will take place upon receipt by the Company’s Escrow Agent of the Third Closing Investment Amount (defined below) (the “Third Closing”), on the earlier of (i) the effective date of the Company’s IPO as declared by the SEC, or (ii) December 31, 2018.

1.2. Company Closing Deliverables. The Company shall deliver or cause to be delivered to the Investor the following (“Company Deliverables”):

(a) For the First Closing, this Agreement duly executed by the Company; and

(b) Within 14 days following each Closing, an original certificate representing the number of aggregate shares to be issued and sold at Closing to such Investor as set forth in Section 1.4 hereto registered in the name of such Investor.

1.3. Investor Closing Deliverables. The Investor shall deliver or cause to be delivered to the Company the following (collectively, the “Investor Deliverables”):

(a) For the First Closing, this Agreement duly executed by the Investor; and

(b) For each of the First, Second, and Third Closing, the applicable Investment Amount in immediately available funds, by Banker’s Draft issued to the Escrow Agent set forth in Section 1.4 hereto, and the Investment Amount for each Closing shall thereafter be distributed by the Escrow Agent to the Company.

1.4. Purchase Price. The Total Investment Amount shall be Three Million United States Dollars ($3,000,000), and shall be delivered to the Company in three equal installments, as follows:

(a) The First Closing Investment Amount shall be One Million United States Dollars ($1,000,000). With respect to the First Closing, the Investor shall be entitled to receive one million (1,000,000) shares of Common Stock (the “First Closing Shares”) at a price of $1 per share (the “First Closing Purchase Price”). The First Closing Purchase Price is based upon a US$42,797,008 valuation of the Company immediately prior to the Offering, provided that such valuation excludes a planned employee option pool representing 5% of the fully diluted post-Offering capitalization, exclusive of any shares or options to acquire shares of the Common Stock that have been previously issued, granted or otherwise committed by the Company (verbally or in writing) prior to the Offering.

(b) The Second Closing Investment Amount shall be One Million United States Dollars ($1,000,000). With respect to the Second Closing, the Investor shall be entitled to receive that number of shares of Common Stock (the “Second Closing Shares”) equal to the ratio of the Second Closing Investment Amount divided by the greater of: (i) 67% the per share price of Common Stock in the most recent financing transaction (whether such transaction be public or private) as consummated by the Company prior to the Second Closing, or (ii) $1 per share (as applicable, the “Second Closing Purchase Price”).

(c) The Third Closing Investment Amount shall be One Million United States Dollars ($1,000,000). With respect to the Third Closing, the Investor shall be entitled to receive that number of shares of Common Stock (the “Third Closing Shares”) equal to the ratio of the Third Closing Investment Amount divided by the greater of: (i) 67% the per share price of Common Stock in the most recent financing transaction (whether such transaction be public or private) as consummated by the Company prior to the Third Closing, or (ii) $1 per share (as applicable, the “Third Closing Purchase Price”).

1.5. Anti-dilution. In the event of any change in the Company’s capital stock, between the date of this Agreement and the completion of each Closing, by reason of any stock dividend, reclassification, recapitalization, split, division, combination or exchange of shares, then with respect to the Securities yet to be issued, there will be a proportionate adjustment made to the applicable Purchase Price and the Shares Purchased at each Closing, to reflect such change.

1.6. Consultant. The Company agrees to retain Jeff Lim, or any other individual as designated by the Investor and reasonably acceptable to the Company, as a paid consultant to the Company for the production of the Company’s reality TV series, on terms to be mutually agreed by the Company and such consultant.

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1.7. Directorship. The Company shall appoint a nominee of the Investor (the “Investor Nominee”) to be a member of the Company’s Board of Directors once the Company is in receipt of $3 million in gross proceeds pursuant to the Agreement and for as long as the Investor holds such number of shares represented by the Aggregate Closing Shares. The Investor Nominee shall resign or be removed from the Company’s Board of Directors immediately after the Investor transfers, sells, gifts, or otherwise disposes of any number of the Aggregate Closing Shares received pursuant to the Subscription Agreement. From the date of this Agreement until the appointment of the Investor Nominee to the Company’s Board of Directors, the Investor Nominee may attender meetings of the Board of Directors as an observer. The Investor Nominee’s observer status with the Board of Directors shall be revoked immediately after the Investor transfers, sells, gifts, or otherwise disposes of any portion of the First Closing Shares, Second Closing Shares and Third Closing Shares received pursuant to the Agreement.

Article II. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

(a) Organization and Standing. The Company is duly incorporated and validly existing under the laws of the State of Florida, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted. The Company has no subsidiaries other than: Rebel Holdings Limited, Pure Heart Entertainment Pte. Ltd., SCA Capital Limited, Rebel Shanghai Limited and Qingdao Quanyao Sports Consulting Ltd.

(b) Authorization; Enforcement. The Company has full corporate power and authority to execute and deliver this Agreement, and any documents and instruments related to or contemplated by this Agreements (each a “Transaction Document” and collectively, the “Transaction Documents”) and to perform its obligations hereunder. The execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations thereunder, have been duly and validly authorized by the board of directors of the Company, no other corporate action on the part of the Company or its stockholders being necessary. Each of the Transaction Documents has been or will be duly and validly executed and delivered by the Company, and constitutes, or will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors’ rights and except that any granting of equitable relief is in the discretion of the court.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s governing documents, or (ii) conflict with or constitute a default under any agreement to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order or judgment to which the Company is subject.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization, approval or order of, give any notice to, or make any filing or registration with, any federal, provincial, state, local or other governmental authority or other entity in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required by state securities laws or (ii) the filing of a Notice of Sale of Securities on Form D with the Securities and Exchange Commission (the “Commission”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

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(e) Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of any and all liens encumbrance, security interest, pre-emptive right, or any other restrictions of any kind.

(f) Litigation. There is no legal action, including a suit, inquiry or notice, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the Company’s reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on the Company.

2.2 Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows:

(a) Authority. The Investor has full power and authority to execute and deliver this Agreement and perform Investor’s obligations hereunder. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. The Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or are selling such Securities or any part thereof, however, the Investor has the right to sell or otherwise dispose of all or any part of such Securities in compliance with applicable securities laws. Such Investor is acquiring the Securities in the ordinary course of its business and does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Securities.

(c) Investor Status.

(i) The Investor agrees and acknowledges that Investor was not, a “U.S. Person” (as defined below) at the time the Investor was offered the Securities and as of the date hereof and as of the date of each Closing, and is not investing as any of the following:

(A) A natural person resident in the United States;

(B) A partnership or corporation organized or incorporated under the laws of the United States;

(C) An estate of which any executor or administrator is a U.S. person;

(D) A trust of which any trustee is a U.S. person;

(E) An agency or branch of a foreign entity located in the United States;

(F) A non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

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(G) A discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(H) A partnership or corporation formed to allow a U.S. Person to invest.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(ii) The Investor understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required.

(iii) The Investor (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Securities for the account or benefit of any U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the Securities Act or in a transaction not subject thereto.

(iv) The Investor will not resell the Securities except in accordance with applicable laws.

(v) The Investor will not engage in hedging transactions with regard to shares of the Company except as permitted by applicable laws.

(vi) No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the Securities Act), general solicitation or general advertising has been or will be used by the Investor or any of Investor’s representatives in connection with the offer and sale of the purchased Securities.

(d) Access to Information. The Investor acknowledges that Investor has had the opportunity to review the Company’s filings with the Commission available to be viewed online on the EDGAR system at https://www.sec.gov/edgar/searchedgar/companysearch.html, as well as the risk factors regarding the Company attached hereto as Exhibit A and has had (i) the opportunity to ask questions he or she deemed necessary and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that any Investor requests that the Company possesses or can acquire without unreasonable effort or expense..

(e) Holding Period Required. The Investor understands that the Securities are subject to the application of Rule 144 under the Securities Act (“Rule 144”) and that all conditions for sale must be met under Rule 144, including, but not limited to, a six-month holding period for non-affiliates and a one-year holding period for affiliates. The Investor further understands that the Company may in its sole discretion require the Investor to provide at Investor’s own expense an opinion of its counsel to the effect that any proposed transfer is not in violation of the Securities Act or any state securities laws. The Investor further acknowledges that the certificates evidencing the Securities shall bear the following legend:

“These securities have not been registered with the United States Securities And Exchange Commission or the Securities Commission of any state in reliance upon an exemption from registration under The Securities Act of 1933, as amended (The “Securities Act”), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities law as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably acceptable to the Company.”

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(f) Independent Investment Decision. The Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, is not relying on any oral statements from the Company’s officers or directors and has received no warranties other than those set forth herein.

Article III. CONDITIONS PRECEDENT TO CLOSING

3.1 Conditions Precedent to the Obligations of the Investor to Purchase the Securities. The obligation of the Investor to acquire the Securities at each Closing is subject to the satisfaction or waiver by the Investor, at or before each Closing, of each of the following conditions: (a) at or before each Closing, the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; (b) at or before each Closing, the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to each Closing; (c) at or before each Closing, no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; (d) since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a material adverse effect with respect to the Company; and (e) at or before each Closing, the Company shall have delivered the Company Deliverables in accordance with Section 1.2.

3.2 Conditions Precedent to the Obligations of the Company to Sell the Securities. The obligation of the Company to sell the Securities at each Closing is subject to the satisfaction or waiver by the Company, at or before each Closing, of each of the following conditions: (a) the representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made on and as of such date; (b) the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such investor at or prior to each Closing; (c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and (d) the Investor shall have delivered its Investor Deliverables in accordance with Section 1.3.

Article IV. MISCELLANEOUS

4.1 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities hereunder to aid in the Company’s business operation such as holding events, producing reality shows, achieving NASDAQ uplisting, and for working capital and general corporate purposes.

4.2 Entire Agreement. This Agreement and the exhibits hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

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4.3 Notices. Any notice permitted or required under this Agreement shall be deemed to have been given if the notice is in writing and personally served, mailed by registered or certified mail (return receipt requested), mailed by courier with confirmed receipt or sent by facsimile with confirmation, or by registered mail, to the parties at the following addresses:

If to the Company:	Rebel Group, Inc.
Attn: Mr. Justin Leong
7500A Beach Road, #12-313,
The Plaza, Singapore 199591
Fax: 65 63387806
Email: justinleong@rebelfc.com.sg
kkleong@rebelfc.com.sg

If to the Investor:	To the address set forth under such Investor’s name on the signature pages hereof

Each party may change its address by giving similar notice. Notices given as provided herein shall be deemed effective as of the date sent or facsimile transmission.

4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a writing signed by the Company and the Investors. No such waiver will be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

4.5 Construction. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

4.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party hereto may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

4.9 Survival. The representations, warranties, agreements, covenants and Section 1.7 contained herein shall survive the Closing and the delivery of the Securities.

4.10 Execution. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

4.11 Severability. Each provision of this Agreement shall be considered severable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

4.12 Replacement of Securities. If any certificate evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange a new certificate, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, mutilation or destruction of the certificate and a customary indemnity, if requested. The applicants for a new certificate under this Section are responsible for paying reasonable third-party costs associated with the issuance of any replacement Securities.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of date first written above.

REBEL GROUP, INC.

Date: March 16, 2018

By:	/s/ Leong Aan Yee Justin
Name:	Mr. Leong Aan Yee Justin
Title:	President and CEO

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as the date set forth above.

NAME OF INVESTOR

Signature:	/s/ Shaw Chai Li, Howard
Name:	Shaw Chai Li, Howard
Title:	Mr.

Closing Date:
ID (or Passport) No.:

ADDRESS FOR NOTICE

Attention:	Mr. Shaw Chai Li, Howard
Address:

Tel:
Fax:
Email:

DELIVERY INSTRUCTIONS
(if different from above)

Attention:
Address:

Tel:
Fax:
Email:

Exhibit A

Risk Factors

Rebel Group, Inc.

RISK FACTORS

Rebel Group, Inc. (the “Company”) is a Florida corporation. The Company organizes, promotes and hosts mixed martial arts (“MMA”) events featuring top level athletic talent. The following risk factors are being provided in connection with an offering by the Company of up to $15,000,000 of the Company’s $.0001 par value per share common stock (the “Common Stock”) (the “Offering”). Our business, financial condition and results of operations could be seriously harmed as a consequence of any of the following risks and uncertainties. Our investors may lose all or part of their investment due to any of these risks and uncertainties.

These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem less significant also may impair our business, financial condition and results of operations. For additional discussion of risks associated with an investment in the Company please also see the Company’s filings with the Securities and Exchange Commission available to be viewed online on the EDGAR system at https://www.sec.gov/edgar/searchedgar/legacy/companysearch.html.

Risk Factors Related to the Business

The Company’s remaining planned events for 2018 may not occur as planned, or even if they do occur, there can be no assurance that they will be successful or profitable.

The Company has held two MMA event in 2017. The Company plans to hold eight additional events in China in 2018. However there can be no assurance that such events will occur, or even if they do occur there can be no guarantee that such events will be successful or profitable.

We may not be able to develop content to capture audiences or a market share.

The creation, marketing and distribution of our live entertainment are the core of our business. The production of compelling live content is critical to our ability to generate revenues across our media platforms. Our failure to continue to create popular live events and televised programming would likely lead to a decline the attendance at our live events and our audience to the TV shows, which would adversely affect our results of operations.

We may not be able to retain or recruit outstanding fighters for our events.

Our success is largely dependent on our ability to recruit and retain renowned fighters to fight in our event. We cannot assure you that we will be able to continue to identify and retain well known, popular or top fighters in the future. Additionally, we cannot guarantee that we are able to retain existing fighters during the term of their contract. Our failure to retain and identify fighters could affect our event attendance and TV viewership and therefore, our results of operations, which could lead to a loss of part or all of your investment in the Company.

It is difficult to generate and maintain audience’s interest in our fighters.

Part of our business is to the creation of storylines based on fighters’ background. We cannot guarantee that we can always create appealing storylines for the fighters to capture MMA fans’ interest in attending our events or watching them on television. This could lead to a lack of viewership and may adversely affect our results of operations.

A-1

We may become subject to new legislation or regulations governing MMA fighting.

While the mixed martial arts sector is currently regulated by the Singapore or PRC governments, hosting MMA events requires certain permits and licenses. In addition, MMA continues to draw attention of governments which may result in new legislation and rules. We cannot make any assurances that we will be able to comply with new legislation or rules or that such compliance would not be too expensive for us. Failure to comply may lead to a total stop of our operations and prohibit us from continuing our business, which could lead to a loss of part or all of your investment in the Company.

We may not be able to secure contracts with video streaming sites for our Pay-per-view business.

Part of our growth strategy is to start delivering our shows by streaming them through Pay-Per-View (“PPV”) channels and over the internet. There can be no assurance that we will secure licensing contracts with PPV providers or televisions stations that offer PPV. Our inability to secure PPV would negatively impact our growth prospects and result of operations.

We may not be able to secure event venues.

We cannot provide any assurance that we will be able to book event venues at ideal locations to attract audiences to patronize to our events. Our ability to book venues is subject to other events in the area and the price we can afford to pay. This could adversely affect our event hosting abilities and thus our ability to generate revenues and operate our business, which could lead to a loss of part or all of your investment in the Company.

We may encounter media censorship in overseas markets.

Our content may be censored in countries such as China due to the inherent violence involved in MMA fighting. Such censorship would not allow us to televise events or sell PPV viewings and may adversely affect our results of operations. In addition, changes in the policies of the Chinese government, for instance, could have a significant impact on our business. We may also be prohibited from promoting or conducting our live fighting events in the country. The inability to do so over an extended period of time could adversely affect our profitability and results of operations, which could lead to a loss of part or all of your investment in the Company.

We may not be able to secure sufficient sponsorship.

Sponsorship is essential to our revenue and business model. We usually obtain sufficient sponsorship prior to organizing a live event. However, we cannot make any assurance that we will be able secure adequate sponsorship for each of our events. Ticket and PPV sales are only parts of our revenue model and sponsorships are critical to making an event profitable. Our inability to secure sufficient sponsorships for each event could adversely affect our results of operations.

We may not be able to secure television stations to broadcast our shows.

In addition to hosting live events, part of our intended revenue stream is to come from TV distribution. However, we cannot guarantee that we will be able to find TV channels to broadcast our events. Our ability to secure the airtime of our events on TV is affected by various factors, among other things, whether a TV station requires payment from the Company for the broadcasting, whether there is an available slot for the Company’s event and whether there is any censorship on events with violent content. In addition, if no TV station is willing to broadcast our events, our events and our brand will not have sufficient publicity in the media; therefore, it may negatively impact the sale of our future events. Thus, the failure to sell the rights to broadcast our events to TV stations would adversely affect our performance and growth.

A-2

We depend on the services of key executives, the loss of whom could materially harm our business and our strategic direction.

Our future success significantly depends on the continued service and performance of our key management personnel. Our growth direction is largely dependent on Mr. Aan Yee Leong Justin and Mr. KK Leong. The loss of the services by Messrs. Aan Yee Leong and KK Leong due to unexpected reasons could have a material adverse effect on our ability to create creative and enticing shows which could adversely affect our operating results and market our events as well as our business prospects. We cannot assure that Messrs. Leong and Leong’s services will continue to be available to us. We depend on the services of these key executives, the loss of whom could materially harm our business and our strategic direction.

We may face disruptions of the systems and equipment utilized in our live events.

We rely largely on outside contractors to supply us with the sound and lighting equipment for our live events. Although the Company inspects such equipment upon delivery from the contractors prior to an event, we cannot guarantee if such equipment may function without disruptions in the live event. In the event the provided equipment or system malfunctions at a live event, it will result in disruption of the progression of our event and may have a negative impact on the Company’s reputation. This would also affect our ability to retain audience and would affect our future events in the MMA market.

We may face pressure from parental, government, or other groups to stop our operations.

Our live events are considered violent and usually rated as Parental Guidance required. Due to the inherent violence involved in MMA, we may face pressure from nonprofit organizations or parental groups to prohibit events to be held, marketed or broadcast in countries which we currently operate in or plan to expand to. This could negatively impact our ability to market our brand, reduce the number of sponsorships that we may obtain and adversely affect our revenue from live event ticket sales and TV broadcasting.

Our quarterly results of operations are subject to fluctuations due to the timing of our event hosting.

The timing of our events may result in significant fluctuations in our quarterly performance. We typically incur most cash costs for an event within the third month immediately preceding the event, and the month of the event. Due to these substantial up-front financial requirements to recruit fighters, rent venues, advertise as well as other costs to prepare for the events, the quarterly results of our financials may incur significant expense and vary from quarter to quarter depending on the timing of when our events are held.

We may not be able to maintain profitability.

Maintaining profitability depends upon numerous factors, including our ability to generate increased revenues and our ability to control expenses. We may incur significant losses in the future for a number of reasons, including the other risks described herein and our ongoing depreciation and amortization expense, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown events. Accordingly, we can make no assurances that we will be able to achieve, sustain or increase profitability in the future. If we are not able to sustain or increase profitability in the future, it may lead to a loss of part or all of your investment in the Company.

A-3

We may not be able to obtain and maintain licenses and permits necessary for our operation, in compliance with laws, regulations and other requirements, which could adversely affect our business, results of operations or financial condition.

We are subject to various laws and regulations in the countries we operate that will be affecting our business. If we fail to comply with such laws and regulations, we may be subject to various sanctions and/or penalties and fines or may be required to cease operations until we achieve compliance, which could have an adverse effect on our business and our financial results.

Customer complaints or litigation on behalf of our customers may adversely affect our business, results of operations or financial condition.

Our business may be adversely affected by legal or governmental proceedings brought by or on behalf of our customers. In recent years, some combat sports companies have been subject to lawsuits, including class action lawsuits, alleging violations of law regarding the brutal nature of the fights. We are also subject to a variety of other claims in the ordinary course of business, including injury of the fighters. These legal proceedings may adversely affect our operation results and profitability, which could lead to a loss of part or all of your investment in the Company.

We have a limited history of operating as a promoter for MMA events.

We are a development stage company formed in the last 5 years, to carry out the MMA events and thus have a limited operating history. We started our business in June of 2013 and to date we have only held six MMA events total in Singapore and China. Thus, we have limited experience in promoting the MMA events. We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies which has long-term history and experience in the area of MMA, the entry of new competitors into the MMA business, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the MMA business and general economic conditions. Accordingly, our future revenue and operating results are difficult to forecast..

Failure of us to adequately protect our intellectual property could injure the value of our brand.

Our business is dependent on successful marketing and promotion of our branded events, therefore protecting our brand from intellectual property infringement (such as counterfeiting our branded products and other unauthorized uses of our trademark) is important. Although we will enforce our intellectual property rights, it may not be possible for us to detect all instances of brand infringement. Additionally, where instances of brand infringement are detected, we cannot guarantee that such instances will be prevented as there may be legal or factual circumstances that give rise to uncertainty as to the validity, scope and enforceability of our intellectual property rights. Infringement of our trademark, copyright and other intellectual property rights by others could have an adverse effect on our brand and hence affect our income. If we are not able to adequately protect our intellectual property, it can lead to a loss of part or all of your investment in the Company.

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Economic downturns may lead to less disposable income of our potential audience, resulting in smaller audiences of our events. An economic recession may also result in less sponsorship for our events.

An economic downturn or adverse conditions in the global markets may negatively affect our earnings. Attendance of our events and purchases for viewing of our shows may depend in part on the actual or perceived personal disposable income of our potential audiences. Our revenue is also dependent on marketing budgets of our sponsors. These commercial contract payments are contingent upon the expenditures of businesses across a wide range of industries, which industries may cut costs in response to any economic downturn.

Risk Factors Related to this Offering and Our Common Stock

Investors will be relying on the judgment of the Company’s management regarding the use of proceeds of this Offering.

The Company expects to use the net proceeds of this Offering to aid in the Company’s expansion into China and for working capital purposes. Investors in the Offering will be relying on the judgment of the Company’s management regarding the application of the proceeds. The Company will apply the proceeds of this Offering without the approval of the investors.

The Company may need to raise additional capital in the immediate future which can cause dilution to your investment in the Company.

After the conclusion of this Offering and in the future, the Company will need to raise additional capital. If the Company raises additional capital through the issuance of debt securities, the interests of investors in this Offering and other investors of the Company may be subordinated to the interests of debt holders and any interest payments could reduce the amount of cash available to operate and grow the business. If the Company raises additional capital through the sale of equity securities, the ownership of the investors in this Offering and the shareholders of the Company would be diluted. Additionally, the Company does not know whether any financing, if obtained, will be adequate to meet capital needs and to support future growth. If the Company is not able to raise such additional capital, it may negatively affect or even shut down the Company’s operations which could lead to a loss of part or all of your investment in the Company.

Our shares of common stock are subject to penny stock regulation.  Because our common stock is penny stock, holders of our common stock may find it difficult or may be unable to sell their shares.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, holders of our common stock may find it difficult or may be unable to sell their shares.

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Our stock price may be volatile and you may not be able to resell your shares at or above the price you paid.  In addition, volatility in the price of our common stock may subject us to securities litigation resulting in substantial costs and liabilities and diverting management’s attention and resources.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	our ability to execute our business plan;
●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
●	sales of our common stock;
●	operating results that fall below expectations;
●	regulatory developments;
●	economic and other external factors;
●	period-to-period fluctuations in our financial results;
●	our inability to develop or acquire new or needed technologies;
●	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;
●	changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
●	the development and sustainability of an active trading market for our common stock; and
●	any future sales of our common stock by our officers, directors and significant stockholders.

If the stock price of our Common Stock fluctuates in response to the foregoing factors, it may make it difficult for investors in this Offering to be able to sell or transfer the Common Stock shares acquired in this Offering and can lead to a loss of part or all of your investment in the Company.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, which could lead to a loss of part or all of your investment in the Company.

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Because we are a small company with a limited operating history, stockholders may find it difficult to sell their common stock in the public markets.

Our common stock is currently traded on the OTC Markets OTCQB under the symbol “REBL.”  The number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our common stock until such time as we became more viable.  Additionally, many brokerage firms may not be willing to effect transactions in our securities.  As a consequence, there may be periods of several days or more when trading activity in our common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on the stock price.  We cannot give you any assurance that an active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained, which could lead to a loss of part or all of your investment in the Company.

Future issuances of our preferred stock could dilute the voting and other rights of holders of our common stock.

Our board of directors has the authority to issue shares of preferred stock in any series and may establish, from time to time, various designations, powers, preferences and rights of the shares of each such series of preferred stock.  Any issuances of preferred stock may have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock.

If we are unable to comply with the financial reporting requirements mandated by the SEC’s regulations, investors may lose confidence in our financial reporting and the price of our common stock could decline.

If we fail to maintain effective internal controls over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.  If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Exchange Act.  Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

Our directors, executive officers and controlling persons as a group have significant voting power and may take actions that may not be in the best interest of shareholders.

Our directors, executive officers and controlling persons as a group beneficially own approximately 57.51% of our Common Stock.  They will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, they could dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to stockholders. This significant concentration of share ownership may also adversely affect the trading price for our Common Stock because investors may perceive disadvantages in owning stock in a company with controlling affiliated stockholders.

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We expect that our revenue will fluctuate, which could cause our stock price to decline.

Any significant decline on selling our tickets to the events, unfavorable TV distribution deals that we enter into, or changes in the spending behavior of our customers could adversely affect our revenue growth. If our revenue fluctuates or does not meet the expectations of securities analysts and investors, our stock price would likely decline.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our common stock, or if our operating results do not meet their expectations, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these reports or analysts. If any of the analysts who cover our company downgrades our stock, or if our operating results do not meet the analysts’ expectations, our stock price could decline. Moreover, if any of these analysts ceases coverage of our company or fails to publish regular reports on our business, we could lose visibility in the financial markets, which in turn could cause our stock price and trading volume to decline.

Our Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who beneficially owns restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months for the Common Stock. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

On January 30, 2015, we completed the acquisition of Rebel Holdings Limited (“Rebel FC”) pursuant to a Share Exchange Agreement, (the “Share Exchange Agreement,” such transaction, the “Share Exchange Transaction”), whereby the Company issued shares of its common stock to a stockholder of Rebel FC in exchange for 100% of the equity interests of Rebel FC held by that Rebel FC stockholder. After the sale by the Company of Moxian BVI in February 2014 and prior to the Share Exchange Transaction, the Company did not have any operations; therefore, the Company was a shell company. While we believe that as a result of the Share Exchange Transaction, the Company ceased to be a shell company, the SEC and others whose approval is required in order for shares to be sold under Rule 144 might take a different view.

Rule 144 is available for the resale of securities of former shell companies if and for as long as the following conditions are met:

(i) the issuer of the securities that was formerly a shell company has ceased to be a shell company,

(ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

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